EXHIBIT 10.5

SECURITIES AGREEMENT

This Securities Agreement (“Agreement”) is made and entered into by and between Dr. John Yu (“Yu”) and ImmunoCellular Therapeutics, Ltd. a Delaware corporation, formerly known as Optical Molecular Imaging, Inc., (the “Company”) as of this 17th day of November, 2006.

RECITALS

A. Yu and the Company have entered into an Agreement dated as of November 17, 2006 (the “Yu Agreement”) relating to Yu’s provision of certain services to the Company and his assignment of his royalty interest in certain technology to Cedars-Sinai Medical Center (“CSMC”), which CSMC in turn has agreed to license to the Company (the “License”).

B. Under the terms of the Yu Agreement, the Company has agreed to grant to Yu an option (the “Yu Option”) to purchase certain shares of the Company’s common stock, par value $.0001 per share (the “Company Stock”).

NOW THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Yu Option.

1.1 Grant of Yu Option. The Company will grant to Yu the Yu Option, which shall be a nonqualified, fully vested stock option in the form attached hereto as Exhibit A to purchase an aggregate of 5,933,424 shares of the Company Stock (the “Yu Shares”) at an exercise price of $1.00 per share, representing the current fair market value per share of the Company’s common stock as determined by the Company’s Board of Directors, and which will constitute approximately 40.9% of the total issued and outstanding shares of the Company Stock on the Effective Date (as defined in the Yu Agreement), as calculated below. The consideration for the grant of the Yu Option shall consist of (a) with respect to 150,000 shares covered by the Yu Option, Yu’s agreement to assign his royalty interest in certain technology to CSMC as described in the Yu Agreement without the payment of any other consideration by the Company to Yu, and (b) with respect to the balance of the shares covered by the Yu Option, Dr. Yu’s agreement to provide services under Section 3 of the Yu Agreement. The number of outstanding shares of Company Stock on the Effective Date shall consist of (i) all shares issued and outstanding on that date, including the amount of the Yu Shares issuable upon exercise of the Yu Option and all of the shares to be issued on that date to CSMC in connection with the Company and CSMC entering into the License Agreement between those parties, and (ii) all shares of Common Stock issuable upon exercise of warrants or options outstanding on the Effective Date with an exercise price of less than $1.00 per share, but shall exclude up to 250,000 shares of the Company Stock that the Company may issue and sell between September 15, 2006 and the Effective Date.

1.2 Closing. The grant of the Yu Option and related transactions shall take place on the Effective Date at the offices of Troy & Gould Professional Corporation, Suite 1600, 1801 Century Park East, Los Angeles, California 90067 at 9:00 a.m., Los Angeles time (such closing being called hereinafter the “Closing”). Neither the Company nor Yu shall have any obligation to grant or accept the Yu Option unless CSMC and the Company concurrently effectuate the License on the Effective Date. At the Closing the Company shall issue and deliver to Yu the Yu Option, registered in the name of Yu. The parties also shall deliver to each other at the Closing an executed copy of the Registration Rights Agreement described in Section 4.3 hereof (the “Registration Rights Agreement”).

2. Representations and Warranties of the Company. The Company represents and warrants to Yu as of the date hereof and as of the Effective Date as follows:

2.1 Corporate Power; Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of California and has the corporate power and authority to enter into this Agreement, the Yu Option and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. Upon its execution and delivery, this Agreement, the Yu Option and the Registration Rights Agreement each will be a valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy or other laws of general application affecting enforcement of creditors’ rights. The grant of the Yu Option contemplated herein and the fulfillment of the terms hereof and the performance by the Company of its obligations under the Yu Option and the Registration Rights Agreement will not (i) result in a breach of any of the terms or provisions of, or constitute a default under the Company’s Certificate of Incorporation, the Company’s Bylaws, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or its material assets is bound (or any event which, with notice or lapse of time, or both, would constitute such a default), (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its assets, or (iii) require the consent or approval of any third party, except the Company’s stockholders, which has been obtained.

2.2 Shares. The Company has full corporate power and lawful authority to grant to Yu the Yu Option and, upon payment therefor, to issue the Yu Shares upon Yu’s exercise of the Yu Option on the terms and conditions contemplated therein, and when so issued against payment therefor as provided therein, the Yu Shares will be validly authorized and issued, fully paid and non-assessable. If the Yu Option were exercised in full on the Effective Date, the Yu Shares would constitute 40.8% of the issued and outstanding shares of the Company Stock on the Effective Date, calculated as described in Section 1.1. The issuance and delivery of the Yu Option and the subsequent delivery of the Yu Shares upon exercise of the Yu Option is not subject to preemptive or any similar rights of the stockholders of the Company.

2.3 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of common stock, of which 7,470,717 shares are outstanding as of the date of this Agreement and (ii) 1,000,000 shares of preferred stock, none of which are outstanding. The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 discloses as of such date the number of all outstanding options or warrants for the purchase of, or rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Company Stock or other capital stock of the Company, or any contracts or commitments to issue or sell shares of Company Stock or other capital stock of the Company or any such options, warrants, rights or other securities, and from such date to the date hereof there has been, no material change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Company Stock pursuant to the Company’s stock option plan in effect on the date of this Agreement. On the Effective Date, the Company’s outstanding trade or other debt (excluding its obligation to pay the fee to Technomedics Management & Systems, Inc. described in Section 2.7 and to reimburse CSMC for certain patent expenses) shall not exceed $75,000.

2.4 Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained or made by the Company for (i) the execution, delivery and performance by the Company of this Agreement, the Yu Option or the Registration Rights Agreement, (ii) the grant of the Yu Option and the issuance of the Yu Shares as contemplated by this Agreement and (iii) the performance by the Company of its obligations under this Agreement, the Yu Option and the Registration Rights Agreement, other than (a) as may be required under applicable state securities or “blue sky” laws, and (b) the filing of a Form D with the Securities and Exchange Commission (“SEC”) with respect to the Yu Option and the Yu Shares as required under Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

2.5 SEC Filings. The Company has timely filed all reports required to be filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and any other material reports or documents required to be filed with the SEC since January 31, 2006 (the “SEC Filings”). Except as set forth in the SEC filings, all of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

2.6 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.7 Absence of Brokers, Finders, Etc. With the exception of the Company’s agreement to pay certain consulting fees to Technomedics Management & Systems, Inc., no broker, finder or similar person or entity is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement. The Company shall pay, and indemnify and hold harmless Yu from any claim made against Yu by any person or entity for any such commissions, fee or other compensation.

3. Representations and Warranties of Yu. Yu hereby represents and warrants to the Company as of the date hereof and as of the Effective Date as follows:

3.1 Authority. Yu has the full power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. Upon its execution and delivery, this Agreement and the Registration Rights Agreement each will be a valid and binding obligation of Yu, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy or other laws of general application affecting enforcement of creditors’ rights.

3.2 Investment Experience. Yu reasonably believes that he has received all the information he considers necessary or appropriate to enable him to decide whether to enter into the Yu Agreement and accept the grant of the Yu Option. Yu has had an opportunity to become aware of the Company’s business affairs and financial conditions, has had an opportunity to ask questions and receive answers, review documents and gather information about the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Yu Option. Yu has such business and financial experience, either alone or in conjunction with his professional advisors, as is required to give him the capacity to protect his own interests in connection with the purchase of the Yu Shares and can bear the economic risk of his investment.

3.3 Investment Intent. Yu has no present intention of selling, granting any participation in, or otherwise distributing the Yu Option, except in compliance with the 1933 Act or pursuant to an available exemption thereunder.

3.4 Restricted Securities. Yu understands that the Yu Options and the Yu Shares have not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Yu’s investment intent as expressed herein. Yu is familiar with Rule 144 under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

3.5 No Legal, Tax or Investment Advice. Yu understands that nothing in this Agreement or any other materials presented to Yu in connection with the acquisition of the Yu Option constitutes legal, tax or investment advice. Yu has consulted such legal, tax and investment advisors as he, in his sole discretion, has deemed necessary or appropriate in connection with his acquisition of the Yu Option.

4. Restrictions on Transfer and Registration Rights.

4.1 Restrictions on Transferability. The Yu Option and the Yu Shares shall not be transferable in the absence of registration under the 1933 Act and any applicable state securities laws or exemptions therefrom.

4.2 Restrictive Legends. Each certificate representing the Yu Option and the Yu Shares shall bear substantially the following legend:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS WITH

RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE HOLDER SATISFACTORY TO COUNSEL FOR THE CORPORATION.

Notwithstanding the above, Yu (or any authorized subsequent holder of the Yu Option or Yu Shares) may request that the Company remove any such legend from the certificate(s) evidencing the Yu Option or Yu Shares or issue to Yu (or to such holder) new certificate(s) therefor that are free of such legend if, with such request, the Company shall have received an opinion of counsel, which opinion is reasonably satisfactory to the Company, to the effect that any such transfer by Yu (or said holder) of the Yu Option or Yu Shares will not violate the securities laws of the United States or any applicable state laws.

4.3 Registration Rights. Yu shall have the registration rights with respect to the Yu Shares as set forth in the Registration Rights Agreement between Yu and the Company attached as Exhibit B hereto (the “Registration Rights Agreement”) to be executed and delivered by the parties at the Closing.

5. Miscellaneous.

5.1 Notices. Any notice, request, instruction or other document required by this Agreement shall be in writing and shall be deemed to have been given (a) if mailed with the United States Postal Service by prepaid, first class, certified mail, return receipt requested, at the time of receipt by the intended recipient, (b) if sent by Federal Express®, Airborne®, or other overnight carrier, signature of delivery required, at the time of receipt by the intended recipient, or (c) if sent by facsimile transmission, when so sent and when receipt has been acknowledged by appropriate telephone or facsimile receipt, addressed as follows:

In the case of Yu to:

Dr. John Yu

Suite 800 E

8631 West Third Street

Los Angeles, California 90048

Fax: (310) 423-1038

or in the case of the Company to:

ImmunoCellular Therapeutics, Ltd.

11th Floor

1999 Avenue of the Stars

Los Angeles, California 90067

Fax: (310) 201-4746

with a copy to

Sanford J. Hillsberg

Troy & Gould Professional Corporation

1801 Century Park East, Suite 1600

Los Angeles, California 90067

Fax: (310) 201-4746

or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 13.1.

5.2 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and of the State of California, irrespective of choice of laws provisions. The parties agree that Los Angeles, California shall be the situs of any legal proceeding arising out of or relating to this Agreement.

5.3 Waiver. Failure of any party to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved.

5.4 Enforceability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

5.5 Modification. No change, modification, or addition or amendment to this Agreement, or waiver of any term or condition of this Agreement, is valid or enforceable unless in writing and signed and dated by the authorized officers of the parties to this Agreement.

5.6 Entire Agreement. This Agreement, the Yu Option, the Registration Rights Agreement and the Yu Agreement constitute the entire agreements among the parties with respect to the subject matter hereof and thereof, and replace and supersede as of the date hereof and thereof any and all prior agreements and understandings, whether oral or written, between the parties with respect to the subject matter of such agreements.

5.7 Construction. This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement or any portion thereof.

5.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall constitute one and the same instrument. This Agreement may be executed by facsimile.

5.9 Attorneys’ Fees. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all reasonable costs and expenses, not limited to taxable costs, and including but not limited to reasonable attorneys’ fees, incurred therein by such successful party; and if such successful party shall recover a judgment in any such action or proceeding, such reasonable costs, expenses and attorneys’ fees may be included in and as part of such judgment.

5.10 Assignment. This Agreement shall be binding upon and shall inure to the benefit of each party and its respective successors and assigns.

5.11 Further Assurances. At any time and from time to time after the Effective Date, each party shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.12 Force Majeure. Neither party will be responsible for delays resulting from causes beyond its reasonable control, including without limitation fire, earthquake, war, acts of terrorism or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove these causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever the delaying causes are removed.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

Date: November 17, 2006	“THE COMPANY”:

IMMUNOCELLULAR THERAPEUTICS, LTD., A DELAWARE CORPORATION

	By:	/s/ David Wohlberg
David Wohlberg
President

Date: November 17, 2006	“YU”:

/s/ Dr. John Yu
Dr. John Yu

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT

A - 1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2006, by and between ImmunoCellular Therapeutics, Ltd., a Delaware corporation, formerly known as Optical Molecular Imaging, Inc., (the “Company”), and Dr. John Yu (“Securityholder”).

RECITALS

WHEREAS, the Company previously has agreed to register the shares of the Company’s common stock and common stock issuable upon exercise of the warrants held by certain of the Company’s securityholders (the “Other Shareholders”); and

WHEREAS, the Company has agreed, pursuant to the terms of the Securities Agreement, dated November 17, 2006 between the Company and Yu (the “Securities Agreement”) to register the shares of the Company’s common stock (the “Yu Shares”) issuable to the Securityholder upon exercise of the option to be issued to him under the terms of the Securities Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

Holder and Holders means (i) the Securityholder and the Other Shareholders and (ii) any person holding Registrable Securities to whom the registration rights under this Agreement have been validly transferred.

Person: shall mean an individual, partnership, limited liability company, joint stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

Registrable Securities: shall mean (i) the Yu Shares, (ii) those shares of the Company’s common stock issued or issuable to the Other Shareholders and to be registered as described above, and (iii) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of the Company’s common stock referred to in (i) or (ii) above; provided, that Registrable Securities shall not include (a) such securities as are eligible for sale pursuant to Rule 144(k) (or any successor provision thereto) under the Securities Act (“Rule 144(k)”), or (b) such securities as have been registered under the Securities Act and subsequently sold by the Holder.

Registration Expenses: shall mean all expenses incurred by the Company in compliance with Sections 2.1 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

Securities Act: shall mean the Securities Act of 1933, as amended.

Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the Registrable Securities registered by the Holders.

2. Registration Rights.

2.1 Registration. On or prior to 60 days from the Closing (as defined in the Securities Agreement), the Company shall file a registration statement (the “Registration Statement”), covering all of the Registrable Securities and thereafter shall use its commercially reasonable best efforts to as soon as practicable effect such registration (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations).

If requested, the Company shall, together with all Holders proposing to sell their Registrable Securities in such registration in an underwritten distribution (the “Initiating Holders”), enter into an underwriting agreement in customary form with an investment banking firm or firms selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval. The Company may, at its option, include shares held by other securityholders of the Company in any such registration statement filed under this Section 2.1. Notwithstanding the foregoing, if in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Securities requested to be registered would materially and adversely affect the successful marketing of the offering, then the amount of the securities to be included in the offering shall be reduced and the Registrable Securities and the other shares to be offered shall participate in such offering as follows: (i) first, the Registrable Securities requested to be included in such registration by the Initiating Holders, and if two or more Initiating Holders are included in the registration, pro rata among the Initiating Holders on the basis of the number of Registrable Securities owned by each such Initiating Holder, and (ii) second, the shares requested to be included in such registration by any stockholder other than the Initiating Holders, in any manner determined by the Company (including in any manner specified in any agreement between the Company and such other stockholders). If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

2.2 Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to Section 2.1 shall be borne by the Company, including, but not limited to, printing, legal and accounting expenses, SEC filing fees and “blue sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of counsel for the Holders in connection with the registration of their Registrable Securities, (ii) any portion of the underwriter’s commissions or discounts, expense allowance or fees or stock transfer taxes attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities, or (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

2.3 Registration Procedures. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

(a) Prepare and file with the Commission the Registration Statement and such amendments and supplements as may be necessary and use its commercially reasonable best efforts to cause the Registration Statement to become and remain effective until (i) the first anniversary following the date the Registration Statement is declared effective, or (ii) all of the Registrable Securities included in the Registration Statement have been sold, whichever comes first, except that the Company shall be permitted to suspend the use of the Registration Statement during certain periods as set forth below in this Section 2.3; and

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

Notwithstanding the foregoing, the Company shall notify each Holder whose securities are included in the registration of the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, the Company may suspend use of the prospectus on written notice to each participating Holder, in which case each participating Holder shall not dispose of Registrable Securities covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the participating Holders or until the participating Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed (the period of such suspension shall be a “Blackout Period”). The Company shall ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall, upon the occurrence of any event contemplated by this paragraph, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event that the Company declares one or more Blackout Periods, the one-year anniversary period set forth in Section 2.3(a) shall be extended by the number of days that constitute any such Blackout Periods.

2.4 Indemnification.

(a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its officers and directors, each person who controls the Company within the meaning of Section 15 of the Securities Act, each other holder of the Company’s securities covered by the Registration Statement, and each such holder’s officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other holders, such officers, directors, or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other holders or their officers, directors, or control persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company in writing by such Holder. Notwithstanding the foregoing, the liability of each Holder under this Section 2.4(b) shall be limited to an amount equal to the net proceeds from the offering received by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.4(b).

(c) Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3. Termination of Registration Rights. The registration rights granted pursuant to Section 2.1 of this Agreement shall terminate upon the first anniversary of the effective date of the Registration Statement.

4. Transfer of Rights. The rights granted under Section 2 of this Agreement may be assigned to any transferee or assignee in connection with any transfer or assignment by the Holder of such Holder’s Registrable Securities, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) written notice is promptly given to the Company; and (iii) such transferee or assignee agrees in writing to be bound by the provisions of this Agreement and by any other agreement reasonably necessary to ensure compliance with the Federal and state securities laws.

5. Lock-Up. In the event the Company seeks to sell shares of its securities in an underwritten public offering, the Company may, at the request of the underwriter for such offering, impose on each Holder a so-called “lock-up” period in connection with the public offering of not more than 90 days from the effective date of the registration statement for the public offering covering all of the Holder’s shares of the Company’s common stock.

6. Miscellaneous.

6.1 Consent to Jurisdiction. The Company and the Holders (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court and the courts of the State of California located in Los Angeles, California, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.1 shall affect or limit any right to serve process in any other manner permitted by law.

6.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and a majority in interest of the Holders.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Eastern Standard Time, on a business day, (ii) the first business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Eastern Standard Time, on any date and earlier than 11:59 p.m., Eastern Standard Time, on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) actual receipt by the party to whom such notice is required to be given.

(x)	if to the Company:
ImmunoCellular Therapeutics, Ltd.
11th Floor
1999 Avenue of the Stars
Los Angeles, California 90067
Fax: (310) 201-4746

(y)	if to Yu:
Dr. John Yu
Suite 800 E
8631 West Third Street
Los Angeles, California 90048
Fax: (310) 423-1038

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

6.7 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

“THE COMPANY”:
IMMUNOCELLULAR THERAPEUTICS, LTD., A DELAWARE CORPORATION

By:	/s/ David Wohlberg
David Wohlberg
President

“YU”:

/s/ Dr. John Yu
Dr. John Yu

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